AMENDMENT NO. 6

TO FOURTH AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST OF

AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

This Amendment No. 6 (the “Amendment”) to the Fourth Amended and Restated Agreement and Declaration of Trust of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) (the “Trust”) amends, effective September 30, 2020, the Fourth Amended and Restated Agreement and Declaration of Trust of the Trust dated as of April 11, 2017, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, the Trust desires to amend the Agreement to change the following Funds name, effective September 4, 2020:

FUND NAME	NEW FUND NAME
Invesco Oppenheimer Municipal Fund	Invesco Environmental Focus Municipal Fund:

WHEREAS, the Trust desires to amend the Agreement to change the following Funds’ names, effective September 30, 2020:

FUND NAME	NEW FUND NAME
Invesco Oppenheimer Rochester AMT-Free Municipal Fund	Invesco AMT-Free Municipal Income Fund
Invesco Oppenheimer Rochester AMT-Free New York Municipal Fund	Invesco Rochester AMT-Free New York Municipal Fund
Invesco Oppenheimer Rochester California Municipal Fund	Invesco California Municipal Fund
Invesco Oppenheimer Rochester High Yield Municipal Fund	Invesco Rochester Municipal Opportunities Fund
Invesco Oppenheimer Rochester Limited Term California Municipal Fund	Invesco Limited Term California Municipal Fund
Invesco Oppenheimer Rochester Limited Term New York Municipal Fund	Invesco Rochester Limited Term New York Municipal Fund
Invesco Oppenheimer Rochester New Jersey Municipal Fund	Invesco New Jersey Municipal Fund
Invesco Oppenheimer Rochester New York Municipals Fund	Invesco Rochester New York Municipals Fund
Invesco Oppenheimer Rochester Pennsylvania Municipal Fund	Invesco Pennsylvania Municipal Fund;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2.	All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3.	Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of June 3, 2020.

By:	/s/ Jeffrey H. Kupor
Names: Jeffrey H. Kupor
Title: Secretary, Senior Vice President and Chief Legal Officer

EXHIBIT 1

“SCHEDULE A

AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco AMT-Free Municipal Fund	Class A Shares Class C Shares Class Y Shares Class R6 Shares

Invesco California Municipal Fund	Class A Shares Class C Shares Class Y Shares Class R6 Shares

Invesco Environmental Focus Municipal Fund	Class A Shares Class C Shares Class Y Shares Class R6 Shares

Invesco Intermediate Term Municipal Income Fund	Class A Shares Class C Shares Class F Shares Class R6 Shares Class T Shares Class Y Shares

Invesco Limited Term Municipal Income Fund	Class A Shares Class A2 Shares Class C Shares Class F Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares

Invesco New Jersey Municipal Fund	Class A Shares Class C Shares Class Y Shares Class R6 Shares

Invesco Pennsylvania Municipal Fund	Class A Shares Class C Shares Class Y Shares Class R6 Shares

Invesco Rochester® AMT-Free New York Municipal Fund	Class A Shares Class C Shares Class Y Shares Class R6 Shares

Invesco Rochester® Limited Term California Municipal Fund	Class A Shares Class C Shares Class Y Shares Class R6 Shares

Invesco Rochester® Limited Term New York Municipal Fund	Class A Shares Class C Shares Class Y Shares Class R6 Shares

Invesco Rochester® Municipal Opportunities Fund	Class A Shares Class C Shares Class Y Shares Class R5 Shares Class R6 Shares

Invesco Rochester® New York Municipals Fund	Class A Shares Class C Shares Class Y Shares Class R6 Shares”